Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-1
(Form Type)

Pershing Square Holdco, L.P.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o) and Rule 457(f)(2)	—	—	$89,339,756.00	0.00013810	$12,337.82
Fees Previously Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o) and Rule 457(f)(2)	—	—	$10,791.13		$1.49
	Total Offering Amounts					$89,350,547.13		$12,339.31
	Total Fees Previously Paid							$1.49
	Total Fee Offsets							$0.00
	Net Fee Due							$12,337.82

(1)	Maximum aggregate offering price of $89,350,547.13 estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Maximum aggregate offering price of $89,350,547.13 estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended. The shares of common stock, par value $0.001 per share (the “PSI Common Stock”), being registered will be issued, for no additional consideration, to the initial investors in the initial public offering (the “PSUS IPO”) of common shares of beneficial interest (the “PSUS Shares” and each, a “PSUS Share”) of Pershing Square USA, Ltd. (“PSUS”), as contemplated by the registration statement on Form N-2 (File Nos. 333-294164 and 811-23932) (the “PSUS Registration Statement”) filed on March 10, 2026, as amended on April 13, 2026, April 20, 2026 and April 23, 2026. Each initial investor in the PSUS IPO will receive, for no additional consideration, 1 share of PSI Common Stock for every 5 PSUS Shares purchased in the PSUS IPO, including any PSUS Shares acquired by the underwriters in the PSUS IPO in connection with the exercise of their option to purchase additional PSUS Shares, as described in the prospectus of PSUS included in the PSUS Registration Statement. The maximum aggregate offering price represents an estimate of the maximum number of shares of PSI Common Stock (33,120,000) that will be issued to the initial investors in the PSUS IPO based on the current maximum aggregate offering price reflected in the PSUS Registration Statement of the PSUS IPO ($8,280,000,000), including PSUS Shares subject to the underwriters’ option to purchase additional shares. As there has been no market for shares of PSI Common Stock prior to this offering and such shares are being offered for no additional consideration, the filing fee is based on the estimated book value of shares of PSI Common Stock (approximately $2.698) as of the latest practicable date, consistent with Rule 457(f)(2).